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Exhibit: 10.11.4

                                FIRST AMENDMENT
                        TO THE STOCK PURCHASE AGREEMENT

                                     AMONG

                GAS ENERGY, INC., GAS ENERGY COGENERATION INC.,
                         THE BROOKLYN UNION GAS COMPANY

                                      AND

              CALPINE EASTERN CORPORATION AND CALPINE CORPORATION

                             Dated August 22 1997;
                                   As Amended
                              on December 19, 1997


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FIRST AMENDMENT, dated December 19, 1997, among Gas Energy Inc., a New York corporation ("GEI"), Gas Energy Cogeneration Inc., a Delaware corporation ("GECI," and together with GEI, the "Companies"), The Brooklyn Union Gas Company, a New York corporation (the "Seller"), Calpine Eastern Corporation, a Delaware corporation (the "Purchaser"), and Calpine Corporation, a Delaware corporation (the "Guarantor"), to the Stock Purchase Agreement, dated August 22, 1997 (the "Original Agreement"), among the Companies, the Seller, the Purchaser and the Guarantor.

      The Companies, the Seller, the Purchaser and the Guarantor entered into the Original Agreement relating to the sale to the Purchaser of all of the outstanding stock of each of the Companies.

      The parties desire to amend the Original Agreement in certain respects as hereinafter set forth.


      Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Original Agreement. References to "the Agreement" or "this Agreement" contained in the Original Agreement and this Amendment shall mean the Original Agreement as amended by this Amendment.

      In consideration of the mutual benefits to be derived from this Amendment and of the agreements and promises contained herein and other good and valuable consideration, the parties agree as follows:

      1. Section 1.2(a) of the Original Agreement shall be deleted in its entirety and replaced with the following:

            "(a) The purchase price (the "Purchase Price") for the Shares shall be cash in the amount of $100,899,927 (of which $100,699,927 shall be consideration for the Shares and $200,000 shall be consideration for the put options set forth in Sections 3.9 and 3.10), subject to adjustment in accordance with paragraph (b) below, payable by wire transfer in immediately available funds, to one or more bank accounts of the Seller. Such bank accounts shall be designated by the Seller in writing not later than one business day prior to the Closing Date."


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      2.    The first sentence of Section 1.2(b)(i) of the Original Agreement shall be deleted in its entirety and replaced with the following:

            "(b) (i) No later than January 12, 1998, the Seller shall deliver to the Purchaser a statement (the "Net Working Capital Statement") setting forth the Net Working Capital of the Companies as of the Closing Date (the "Final Net Working Capital"), prepared by a Vice President of the Seller."

      3. Schedules 2.2(f) and 2.2(k)-2 are hereby amended by adding thereto the items set forth on Annexes A-1 and A-2, respectively.

      4. Section 3.6(c) of the Original Agreement shall be deleted in its entirety and replaced with the following:

            "(c) Each of the Seller and the Purchaser hereby agree to reflect the allocation of the Aggregate Deemed Sale Price (as defined under applicable Treasury Regulations promulgated pursuant to the Code) of the assets of the Company as set forth in Schedule 3.6(c) hereto in all applicable tax returns filed by either of them, including the Section 338 Forms. Neither the Seller nor the Purchaser shall take a position inconsistent with such allocation unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code)."

      5. Schedule 3.6(c), which is attached as Annex B to this Amendment, shall be added as a Schedule to the Agreement.

      6. Section 3.9(b) of the Original Agreement shall be deleted in its entirety and replaced with the following:

            "(b) It shall be a condition precedent to the Purchaser's right to exercise the Put Right that, on the date of exercise of the Put Right and on the Put Closing Date (as defined in paragraph (c)), (i) TEC then owns all of the assets it owns at the time of the Closing free and clear of all Claims (other than Claims which exist at the time of the Closing) and (ii) since the time of the Closing, TEC shall not have issued or made any commitment to issue any additional shares of capital stock."


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      7.    Section 3.9(e) of the Original Agreement shall be deleted in its entirety and replaced with the following:

            "(e) On the BFM Put Closing Date, the Purchaser shall provide a certificate of its Chief Financial Officer, in form and substance reasonably satisfactory to the Seller, stating that the information set forth in the Exercise Notice Certificate is true and correct as if provided on and as of the Put Closing Date. Contemporaneously with such provision and conveyance, the Seller shall deliver the adjusted BFM Put Price by wire transfer of immediately available funds to the Purchaser."

      8. Section 3.10 of the Original Agreement shall be deleted in its entirety and replaced with the following:

            "3.10. BFM Put Right. (a) Subject to the conditions set forth in paragraph (b), at any time in the period (the "BFM Put Exercise Period") between the Closing Date and the earlier of (i) the date which is 90 days after the Closing Date and (ii) the latest of (A) the date on which the transactions contemplated by the Makowski Stock Purchase Agreement (as defined below) are consummated, (B) the date on which the transactions contemplated by the GE Purchase Agreement (as defined below) are consummated, (C) the date on which the Purchaser receives from Northrup Grumman Corporation (formerly known as Grumman Aerospace Corporation) ("Grumman") the Grumman Consent (as defined below) and (D) the date on which the Grumman Amendments (as defined below) are executed, the Purchaser shall have the right (the "BFM Put Right") on one occasion, in its sole discretion, to require the Seller, or an affiliate of the Seller designated by the Seller, to purchase from the Purchaser all, but not less than all, of the Purchaser's right, title and interest in the shares of capital stock of Bethpage Fuel Management Inc. ("BFM"), currently owned by GEI (the "BFM Shares"), at a price of $5,813,230 (the "BFM Put Price"), as adjusted in accordance with the next succeeding sentence. The BFM Put Price shall be reduced by the amount of all payments from the Seller to any Indemnified Person (as defined in Section 5.3) pursuant to Section 5.1 from the Closing Date to the BFM Put Closing Date, to the extent such payments arise from, are by

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      reason of, or are in connection with, breaches of representations and warranties or covenants of the Seller herein relating to BFM. During the BFM Put Exercise Period, the Purchaser and the Guarantor shall use all commercially reasonable efforts to obtain from Grumman the Grumman Consent and the Grumman Amendments. Upon request by the Seller during the BFM Put Exercise Period, the Purchaser shall provide the Seller with a progress report or reports on its efforts to obtain the Grumman Consent and the Grumman Amendments. As used in this Agreement, (i) "Makowski Stock Purchase Agreement" shall mean the Stock Purchase Agreement by and between
      J. Makowski Company, Inc. and Purchaser, dated as of December 19, 1997,
      (ii) "GE Purchase Agreement" shall mean the Purchase Agreement by and between Purchaser, GE Power Funding Corporation and General Electric Company, dated as of December 19, 1997, (iii) "Grumman Consent" shall mean the consent of Grumman required pursuant to Section 17.9 of the Grumman Energy Purchase Agreement (as defined in Schedule 2.2(d)-1) for TBG Cogen Partners to contract for fuel supply and management with an entity other than the Seller or an affiliate thereof and (iv) "Grumman Amendments" shall mean amendments entered into after the Closing Date amending the Grumman Energy Purchase Agreement and the other agreements between TBG Cogen Partners and Grumman on terms and conditions satisfactory to the Purchaser in its sole discretion.

            (b) It shall be a condition precedent to the Purchaser's right to exercise the BFM Put Right that, on the date of exercise of the BFM Put Right and on the BFM Put Closing Date, (i) all agreements to which BFM is a party which are listed on Schedule 2.2.(k)-1 (other than the BFM Credit Agreement (as defined in Schedule 2.2(c)-3)) (collectively, the "BFM Contracts") remain in full force and effect, without any amendment or supplement thereto, or waiver of rights thereunder, in each case from and after the Closing, and none of the BFM Contracts shall be subject to any Claims (other than Claims which exist at the time of the Closing), (ii) BFM is not then in default under any BFM Contract as a result of any act or omission of BFM or the Purchaser from and after the Closing Date and
      (iii) since the time of the Closing, BFM shall not have issued or made any commitment to issue any additional shares of capital stock.

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            (c)   If the Purchaser wishes to exercise the BFM Put Right, it
      shall give the Seller written notice thereof within the BFM Put Exercise Period (the "BFM Put Exercise Notice") together with a certificate of its Chief Financial Officer, in form and substance reasonably satisfactory to the Seller, (i) certifying the amounts, if any, which reduce the BFM Put Price under the second sentence of paragraph (a) and (ii) stating that the conditions set forth in paragraph (b) have been satisfied as of the date of such certificate (the "BFM Put Exercise Notice Certificate"). The purchase and sale of the BFM Shares shall be consummated within five business days following the receipt by Seller of the BFM Put Exercise Notice (the "BFM Put Closing Date").

            (d) In order to confirm the information set forth in the BFM Put Exercise Notice Certificate, between the date of the receipt of the BFM Put Exercise Notice by Seller and the BFM Put Closing Date, the Purchaser shall permit, and shall cause BFM to permit, the Seller and its agents and representatives to have access to the Purchaser and BFM, and each of their respective officers, auditors, books and records, upon reasonable notice and during normal business hours. All information so furnished to the Seller shall be held in strict confidence by the Seller.

            (e) On the BFM Put Closing Date, the Purchaser shall provide a certificate of its Chief Financial Officer, in form and substance reasonably satisfactory to the Seller, stating that the information set forth in the BFM Put Exercise Notice Certificate is true and correct as if provided on and as of the BFM Put Closing Date. Contemporaneously with such provision and conveyance, the Seller shall deliver the adjusted BFM Put Price by wire transfer of immediately available funds to the Purchaser."

      9.    The following Section 3.11 shall be added after Section 3.10 of the
Agreement:


            "3.11 Amendment of TBG Balancing Agreement. The Purchaser hereby acknowledges, and confirms its agreement with, the amended gas transportation arrangements for TBG Cogen Partners as set forth in Exhibit D hereto."

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      10.   Exhibit D, which is attached as Annex C to this Amendment, shall be added as an Exhibit to the Agreement.


      11. Section 4.1(c) of the Original Agreement shall be deleted in its entirety and replaced with the following:

                  "(c) Consents and Waivers. The Purchaser shall have received copies of all duly executed and delivered waivers and consents contemplated by Section 2.2(d) and Schedule 2.2(d)-1 (except the Grumman Consent), all in form and substance reasonably satisfactory to the Purchaser. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been duly terminated."


      12. Section 4.1(i) and (j) of the Original Agreement shall be deleted in their entirety and replaced with the following:


      "(i)  [Intentionally omitted].


      (j)   [Intentionally omitted]."


      13. Section 4.2(c) of the Original Agreement shall be deleted in its entirety and replaced with the following:

            "(c) Consents and Waivers. The Seller shall have received copies of all duly executed and delivered waivers and consents contemplated by
      Section 2.2(d) and Schedule 2.2(d)-1 (except the Grumman Consent), all in form and substance reasonably satisfactory to the Purchaser. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been duly terminated."


      14. Section 4.2(h) and (i) of the Original Agreement shall be deleted in their entirety and replaced with the following:


      "(h)  [Intentionally omitted].


      (i)   [Intentionally omitted]."


      15. Section 6.2 of the Original Agreement shall be deleted in its entirety and replaced with the following:

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            "6.2. Aggregate Liability. The aggregate liability of the Seller under Article V or for any claim for any breach or violation of any provision of this Agreement shall not exceed (i) the Purchase Price (as adjusted pursuant to Section 1.2) minus (ii) the sum of the Put Price, if any, and the BFM Put Price, if any, paid by the Seller or the Seller's designee upon the exercise of the Put Right or the BFM Put Right."

      16. The second to last sentence of Section 6.7 is hereby amended by adding a reference to "3.11" immediately after the reference to "3.10" therein and before the reference to "5.2" therein.

      17. Except as provided herein, all provisions of the Agreement remain unmodified and in full force and effect.


      18. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      19. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.


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               IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          GAS ENERGY INC.


                                          By:__________________________________
                                               Name:
                                               Title:

                                          GAS ENERGY COGENERATION INC.


                                          By:__________________________________
                                               Name:
                                               Title:

                                          THE BROOKLYN UNION GAS COMPANY


                                          By:__________________________________
                                               Name:
                                               Title:

                                          CALPINE EASTERN CORPORATION


                                          By:___________________________________
                                               Name:
                                               Title:

                                          CALPINE CORPORATION


                                          By:___________________________________
                                               Name:
                                               Title: